Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Service Corporation International of our report dated December 19, 2013 relating to the financial statements of Stewart Enterprises, Inc., which appears in Service Corporation International’s Current Report on Form 8-K/A dated March 3, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
August 26, 2014